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                                                                     Exhibit 4.2

                             AMENDMENT NO. 1 TO THE
                           FIVE YEAR CREDIT AGREEMENT

                            Dated as of May 29, 2002

                  AMENDMENT NO. 1 TO THE FIVE YEAR CREDIT AGREEMENT among York International Corporation, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as syndication agent, Bank of Tokyo-Mitsubishi Trust Company, Wachovia Bank, National Association (as successor to First Union National Bank) and Fleet National Bank, as documentation agents, JP Morgan Securities, Inc. and Salomon Smith Barney Inc., as joint lead arrangers and joint bookrunners, and the Agent have entered into a Five Year Credit Agreement dated as of May 29, 2001 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  AGREEMENT:

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

                  (a) The definition of "Applicable Margin" in Section 1.01 is amended by deleting from the grid opposite Level 4 the figure "0.875%" and substituting therefor the figure "1.050%".

                  (b) The definition of "EBITDA" in Section 1.01 is amended in full to read as follows:

                  "EBITDA" means, for any Person for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense,
         (c) depreciation expense, (d) amortization expense and (e) any extraordinary or non-recurring losses (inclusive of losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000) minus any extraordinary or non-recurring gains, for such period in each case determined for such Person in accordance with GAAP.
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                  (c) The definition of "Net Worth" in Section 1.01 is amended in full to read as follows:

                  "Net Worth" means, on any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a Consolidated balance sheet of the Borrower and its Subsidiaries at such date, adjusted to exclude (x) accumulated foreign currency translation adjustments and (y) accumulated losses related to Statement of Financial Accounting Standards No. 142 and No. 144 in an aggregate amount not to exceed $350,000,000.

                  (d) Section 1.03 is amended in full to read as follows:

         SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Borrower as of December 31, 2001, as modified by the Borrower's adoption of Statement of Financial Accounting Standards No. 142 and No. 144 ("GAAP").

         SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written, provided that, on or before May 29, 2002, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

         SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement and the Notes, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement and the Notes, as amended hereby.

                  (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting
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         the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement or the Notes, as amended hereby.

                  SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

                  SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                  YORK INTERNATIONAL CORPORATION

                                                  By _______________________
                                                     Title:


ACCEPTED and AGREED:

CITIBANK, N.A., as Agent and as Lender

     By_______________________
     Title:


JPMORGAN CHASE BANK

By_______________________
     Title:


BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By_______________________
     Title:


WACHOVIA BANK, NATIONAL ASSOCIATION

By_______________________
     Title:


FLEET NATIONAL BANK

By_______________________
     Title:
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NORDEA BANK FINLAND PLC
(formerly known as Merita Bank PLC)

By_______________________
     Title:


By_______________________
     Title:


THE BANK OF NOVA SCOTIA

By_______________________
     Title:


BNP PARIBAS

By_______________________
     Title:


By_______________________
     Title:


DANSKE BANK

By_______________________
     Title:


ING BANK

By_______________________
     Title:


PNC BANK, N.A.

By_______________________
     Title:


THE ROYAL BANK OF SCOTLAND PLC

By_______________________
     Title:
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ALLFIRST BANK

By_______________________
     Title:


INTESABCI - NEW YORK BRANCH

By_______________________
     Title:


THE BANK OF NEW YORK

By_______________________
     Title:


DRESDNER BANK LATEINAMERIKA AG, MIAMI AGENCY

By_______________________
     Title: